                                                                    EXHIBIT 4(b)
                                                                   NOTE NUMBER 1

                                CONVERTIBLE NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("THE "ACT"), AND MAY NOT BE OFFERERED OR SOLD IN THE UNITED STATES (AS DEFINED IN REGULATION "S" UNDER THE
ACT) OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION "S") EXCEPT PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

                             ZFAX IMAGE CORPORATION

                       7% CONVERTIBLE NOTE APRIL 30, 1998

THIS NOTE is the one of a duly authorized issue of Notes of ZFAX Image Corporation, a Canadian, B.C. corporation (the "Company") designated as its 7% Convertible Note Due April 30, 1998.

FOR VALUE RECEIVED, the Company promises to pay to 2MK Entsorgungs AG, c/o Partner Revisions AG, attn: Mr. Karl Vogler, Habsburgstrasse 20, 6002 Luzern, Switzerland, hereof (the "Holder), the principal sum of US$ 100,000.00 (One Hundred Thousand United States Dollars), on April 30, 1998 (the "Maturity Date"), and to pay interest on the principal sum outstanding from time to time in arrears on the Maturity Date, at the rate of 7% per annum accruing from the date of initial issuance. Accrual of interest shall commence on the first business day to occur after the date hereof until payment in full of the principal sum has been made or duly provided for. All accrued and unpaid interest shall bear interest at the same rate from the due date of the interest payment until paid. The interest so payable will be paid on the Maturity Date to the person in whose name this Note (or one or more predecessor Notes) is registered on the records of the Company regarding registration and transfers of the Notes (the "Note Register") on the tenth day prior to the Maturity Date; provided, however that the Company's obligation to a transferee of this Note arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Regulation "S" Securities Subscription Agreement executed by the original Holder. The principal of, and interest on, this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Note Register of the Company as designated in writing by the Holder from time to time. The Company will pay the principal of and interest upon this Note on the Maturity Date, less any amounts required by law to be deducted, to the registered Holder of this Note as of the tenth day prior to the Maturity Date and addressed to such Holder as the last address appearing on the Note Register. The forwarding of such check shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such check plus any amounts so deducted.

                                   EXHIBIT A

                              NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to convert the Note).

The undersigned hereby irrevocably elects to convert the above Note Number 1
(One) into Shares of Common Stock of Zfax Image Corporation (the "Company") according to the conditions hereof, as of the date written below.

The undersigned represents that it is not a U.S. Person as defined in Regulation "S" promulgated under the Securities Act of 1933, as amended, and is not converting the Note on behalf of any U.S. Person


                                        May 20, 1996
                                        ----------------------------------
                                                      Date of Conversion *


                                        ----------------------------------
                                        Applicable Conversion Price

                                        /s/ [ILLEGIBLE]
                                        ----------------------------------

                                             2MK ENTSORGUNGS AG
                                        ----------------------------------
                                        Name

                                        Address:

                                             Partner Revisions AG
                                        ----------------------------------

                                             6000 Luzern, Switzerland
                                        ----------------------------------


* this original Note and Notice of Conversion must be received by the Company by the fifth business date following the Date of Conversion.